                                                                 Exhibit (99)(a)


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A of Consumers Energy Company (the "Company") for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kenneth Whipple, as Chairman of the Board and Chief Executive Officer of the Company, and Thomas J. Webb, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Kenneth Whipple
--------------------------------
Name:  Kenneth Whipple
Title: Chairman of the Board and
       Chief Executive Officer
Date:  May 15, 2003


/s/ Thomas J. Webb
--------------------------------
Name:  Thomas J. Webb
Title: Executive Vice President and
       Chief Financial Officer
Date:  May 15, 2003

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities and Exchange Act of 1934, as amended.